UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NYMOX PHARMACEUTICAL CORPORATION
(Exact name of registrant as specified in its charter)

Bahamas	The NASDAQ Stock Market, LLC (NASDAQ Capital Market)
(State or other jurisdiction of incorporation or organization)	(Name of each exchange on which each stock it to be registered)

Bay & Deveaux Streets

Nassau, The Bahamas

(Address of principal executive offices)

Contact person: Erik Danielsen

Tel. (800) 936-9669; email: edanielsen@nymox.com, fax: (514) 332-2227

Copy to:

Cutler Law Group, P.C.

6575 West Loop South, Suite 500

Bellaire, Texas 77401

Tel. (713) 888-0040; email: rcutler@cutlerlaw.com; fax (713)583-7150

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

This Amendment No. 2 is filed only to provide an updated opinion of legal counsel pursuant to oral comments from the United States Securities and Exchange Commission.

Exhibits and Financial Statement Schedules

Exhibit number	Description of Exhibit	Incorporated by Reference or Attached Hereto

5.1	Opinion of Cutler Law Group, P.C.	Attached hereto.
10.0	Form of Trust Indenture	Previously filed
23.1	Consent of Thayer O’Neal and Company LLC, Independent Registered Public Accounting Firm	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nassau, Bahamas, on this 5th day of May 2020.

NYMOX PHARMACUETICALS INC.

By:	/s/ DR. PAUL AVERBACK
Dr. Paul Averback
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Paul Averback
Dr. Paul Averback	Chief Executive Officer, President and Director	May 5, 2020

/s/ Erik Danielsen
Erik Danielsen	Chief Financial Officer and Controller	May 5, 2020

/s/ Randall Lanham
Randall Lanham	General Counsel, Secretary and Director	May 5, 2020

/s/ James G. Robinson
James G. Robinson	Director	May 5, 2020

/s/ Prof. David Morse
Prof. David Morse	Director	May 5, 2020

/s/ M. Richard Cutler
M. Richard Cutler	Director	May 5, 2020

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